UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 17, 2010
WILLIAMS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: 918/573-2000
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-3.1
EX-4.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-99.1

Item 1.01. Entry Into a Material Definitive Agreement.
Consummation of Dropdown
          On February 17, 2010, Williams Partners L.P. (the “Partnership”) consummated the dropdown transaction (the “Dropdown”) contemplated by the previously announced Contribution Agreement among the Partnership and certain subsidiaries of The Williams Companies, Inc. (“Williams”), specifically Williams Gas Pipeline Company, LLC (“WGP”), Williams Energy Services, LLC (“WES”), WGP Gulfstream Pipeline Company, L.L.C. (“WGPGPC”), Williams Partners GP LLC (the “General Partner,” and together with WGP, WES, and WGPGPC, the “Contributing Parties”), and Williams Partners Operating LLC, the operating subsidiary of the Partnership (the “Operating Company,” and together with the Partnership, the “Partnership Parties”). Williams is also a party to the Contribution Agreement for the limited purpose described in the Contribution Agreement. Additional information about the Contribution Agreement is set forth in Item 2.01 below.
          In connection with the closing of Dropdown, the Partnership or its subsidiaries executed the following ancillary agreements, which are attached as exhibits hereto. These agreements are (i) a Conveyance, Contribution and Assumption Agreement among the Contributing Parties and the Partnership Parties (the “Conveyance Agreement”), (ii) an Omnibus Agreement between Williams and the Partnership, (iii) a Limited Call Right Forbearance Agreement between the Partnership and the General Partner (the “Forbearance Agreement”), (iv) an Administrative Services Agreement between Transco Pipeline Services LLC, a Delaware limited liability company (the “Contractor”), and Transcontinental Gas Pipe Line Company, LLC, a Delaware limited liability company (“Transco”), and (v) an Amendment to the Partnership’s Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement Amendment”).
          The Conveyance Agreement effected the contribution of the ownership interests in the Contributed Entities (as defined in Item 2.01 below) from the Contributing Parties to the Partnership and further transferred the ownership interests in the Contributed Entities from the Partnership to the Operating Company. The Conveyance Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
          Pursuant to the Omnibus Agreement, Williams has agreed to indemnify the Partnership from and against or reimburse the Partnership for (i) amounts incurred by the Partnership or its subsidiaries for repair or abandonment costs for damages to certain facilities caused by Hurricane Ike, up to a maximum of $10,000,000, (ii) maintenance capital expenditure amounts incurred by the Partnership or its subsidiaries in respect of certain U.S. Department of Transportation projects, up to a maximum aggregate amount of $50,000,000, and (iii) an amount based on the amortization over time of deferred revenue amounts that relate to cash payments received prior to the closing of the transactions contemplated by the Contribution Agreement for services to be rendered by the Partnership in the future at the Devils Tower floating production platform located in Mississippi Canyon Block 773. In addition, the Partnership has agreed to pay to Williams the proceeds of certain sales of natural gas recovered from the Hester storage field pursuant to the FERC order dated March 7, 2008, approving a settlement agreement in Docket No. RP06-569. The Omnibus Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference.
          Pursuant to the Forbearance Agreement, the General Partner has agreed to forbear exercising a right in certain circumstances that is granted to it under the Partnership’s Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”). Under the Partnership Agreement, if the General Partner and its affiliates hold more than 80% of the Partnership’s common limited partner units, the General Partner has the right to purchase all of the remaining common limited partner units. In the Forbearance Agreement, the General Partner agreed not to exercise this right unless it and its affiliates hold more than 85% of the Partnership’s common limited partner units. The Forbearance Agreement will terminate when the ownership by the General Partner and its affiliates of the Partnership’s common limited partner units decreases below 75% (assuming the full conversion of Class C Units (as defined in Item 2.01 below) that are held by the General Partner and its affiliates). The Forbearance Agreement is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
          Pursuant to the Administrative Services Agreement, the Contractor agreed to provide personnel, facilities, goods, and equipment not otherwise provided by Transco that are necessary to operate Transco’s businesses. In return, Transco agreed to reimburse the Contractor for all direct and indirect expenses the Contractor incurs or payments it makes (including salary, bonus, incentive compensation, and benefits) in connection with these services. The Administrative Services Agreement is filed as Exhibit 10.3 hereto and is incorporated herein by reference.
          Pursuant to the Partnership Agreement Amendment, the Partnership Agreement has been amended to (a) authorize the issuance of the Class C Units of the Partnership that will comprise part of the consideration for the transactions contemplated by the

Contribution Agreement and to make certain other changes in connection with the authorization of the issuance of the Class C Units of the Partnership, (ii) provide for the proration of distributions, with respect to the first fiscal quarter in which the Class C Units and the Additional Partner Units (as defined in Item 2.01 below) are outstanding, on the Class C Units and the Additional Partner Units to reflect the fact that the Class C Units and the Additional Partner Units will not be outstanding during the full quarterly period, and (iii) provide that certain amounts received by the Partnership under the Omnibus Agreement are to be treated as a capital contribution to the Partnership by Williams in the amount of such payment. The Partnership Agreement Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.
          In addition, the Amended and Restated Limited Liability Company Agreement of Wamsutter LLC (“Wamsutter” and such agreement, the “Wamsutter LLC Agreement”) was amended to reflect that the Operating Company is now the sole member of Wamsutter. The Wamsutter LLC Agreement is filed as Exhibit 10.4 hereto and is incorporated herein by reference.
Entry into New Credit Facility
          On February 17, 2010, the Partnership, Transco and Northwest Pipeline GP (“Northwest”), as co-borrowers, entered into a new $1.75 billion three-year senior unsecured revolving credit facility (the “New Credit Facility”) with Citibank N.A. as administrative agent. The full amount of the New Credit Facility is available to the Partnership and may be increased by up to an additional $250 million. Each of Transco and Northwest may borrow up to $400 million under the New Credit Facility to the extent not otherwise utilized by the Partnership. At closing, the Partnership borrowed $250 million under the New Credit Facility to repay the term loan outstanding under its existing senior unsecured credit agreement, as described in more detail in Item 1.02 below.
          Interest on borrowings under the New Credit Facility is payable at rates per annum equal to, at the option of the borrower: (1) a fluctuating base rate equal to Citibank, N.A.’s adjusted base rate plus the applicable margin, or (2) a periodic fixed rate equal to LIBOR plus the applicable margin. The adjusted base rate will be the highest of (i) the federal funds rate plus 0.5 percent, (ii) Citibank N.A.’s publicly announced base rate, and (iii) one-month LIBOR plus 1.0 percent. The Partnership is required to pay a commitment fee based on the unused portion of the New Credit Facility. The applicable margin and the commitment fee are determined for each borrower by reference to a pricing schedule based on such borrower’s senior unsecured debt ratings.
          The New Credit Facility contains various covenants that limit, among other things, each borrower’s and its respective subsidiaries’ ability to incur indebtedness, grant certain liens supporting indebtedness, merge or consolidate, sell all or substantially all of its assets, enter into certain affiliate transactions, make certain distributions during an event of default and allow any material change in the nature of their business.
          Under the New Credit Facility, the Partnership is required to maintain a ratio of debt to EBITDA (each as defined in the New Credit Facility) of no greater than 5.00 to 1.00 for itself and its consolidated subsidiaries. For each of Transco and Northwest and their respective consolidated subsidiaries, the ratio of debt to capitalization (defined as net worth plus debt) is not permitted to be greater than 55%. Each of the above ratios will be tested beginning June 30, 2010 at the end of each fiscal quarter, and the debt to EBITDA ratio is measured on a rolling four-quarter basis.
          The New Credit Facility includes customary events of default, including events of default relating to non-payment of principal, interest or fees, inaccuracy of representations and warranties in any material respect when made or when deemed made, violation of covenants, cross payment-defaults, cross acceleration, bankruptcy and insolvency events, certain unsatisfied judgments and a change of control. If an event of default with respect to a borrower occurs under the New Credit Facility, the lenders will be able to terminate the commitments for all borrowers and accelerate the maturity of the loans of the defaulting borrower under the New Credit Facility and exercise other rights and remedies.
          The New Credit Facility is filed as Exhibit 10.5 hereto and is incorporated herein by reference.
          The foregoing descriptions of the ancillary agreements, the Wamsutter LLC Agreement and the New Credit Facility are not complete and are subject to and qualified in their entirety by reference to the full text of such agreements. The ancillary agreements, the Wamsutter LLC Agreement and the New Credit Facility are filed as exhibits to this Current Report on Form 8-K to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Partnership or the other parties to the agreements or any of their respective subsidiaries or affiliates.

Item 1.02. Termination of a Material Definitive Agreement
          On February 17, 2010, the Partnership terminated, and repaid all amounts owed under, its $450 million senior unsecured credit agreement with Citibank, N.A. as administrative agent, comprised initially of a $200 million revolving credit facility available for borrowings and letters of credit and a $250 million term loan. Upon the termination of this credit agreement, the Partnership entered into the New Credit Facility, detailed in Item 1.01 above.
Item 2.01. Completion of Acquisition or Disposition of Assets
          As described in Item 1.01 above, on February 17, 2010 the Partnership and the other parties to the Contribution Agreement consummated the Dropdown contemplated by the Contribution Agreement. Pursuant to the Contribution Agreement, the Contributing Parties contributed to the Partnership the ownership interests in the entities that make up Williams’ Gas Pipeline and Midstream Gas and Liquids business segments (including its limited and general partner interests in Williams Pipeline Partners L.P., a publicly traded Delaware master limited partnership (“WMZ”), but excluding its Canadian, Venezuelan and olefins operations, and a 25.5% interest in Gulfstream Natural Gas System, L.L.C.), to the extent not already owned by the Partnership and its subsidiaries (the “Contributed Entities”). This contribution was in exchange for aggregate consideration of:
•	$3.5 billion in cash, less certain expenses incurred by the Partnership in connection with (i) the transactions contemplated by the Contribution Agreement, (ii) the Private Placement (as defined below), including any initial purchasers’ discount or original issue discount, (iii) the establishment of the New Credit Facility, (iv) the exchange offer for the outstanding publicly traded common units of WMZ, and (v) one-half of any and all applicable filing fees under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Net Cash Consideration”);

•	203 million of the Partnership’s Class C limited partner units (the “Class C Units”), which are identical to the Partnership’s common limited partner units except that (i) for the first fiscal quarter in which the Class C Units are outstanding they will receive a quarterly distribution that is prorated to reflect the fact that the Class C Units were not outstanding during the full quarterly period, and (ii) they will automatically convert into the Partnership’s common limited partner units following the record date for the distribution with respect to the first fiscal quarter in which the Class C Units are outstanding; and

•	an increase in the capital account of the General Partner to allow it to maintain its 2% general partner interest and the issuance of general partner units to the General Partner equal to 2/98th of the number of Class C Units that will be issued (the “Additional Partner Units”), resulting in Williams holding an approximate 82% limited partner interest and a 2% general partner interest in the Partnership.
          The Net Cash Consideration was paid from the net proceeds of a private placement of the Partnership’s senior unsecured notes, conducted pursuant to Rule 144A (the “Private Placement”) under the Securities Act of 1933, as amended (the “Securities Act”).
          The issuance of the Class C Units was made in reliance upon an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act.
          A more detailed description of the material terms of the Contribution Agreement was included in the Partnership’s Current Report on Form 8-K filed on January 19, 2010.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
          The description of the New Credit Facility in Item 1.01 is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities
          The description of the issuance of Class C Units in Items 1.01 and 2.01 is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders
          The description of the Forbearance Agreement in Item 1.01 is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
          The description of the Partnership Agreement Amendment in Item 1.01 above is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure
          On February 17, 2010, Williams and the Partnership issued a joint press release announcing, among other things, the consummation of the Dropdown. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired
          The financial statements required by this Item will be filed by an amendment to this Current Report within the time period required by Form 8-K.
     (b) Pro Forma Financial Information
          The financial statements required by this Item will be filed by an amendment to this Current Report within the time period required by Form 8-K.
     (d) Exhibits.

Exhibit No.	Description

3.1	Amendment No. 6 to Amended and Restated Agreement of Limited Partnership of Williams Partners L.P., dated as of February 17, 2010 by Williams Partners GP LLC.

4.1	Limited Call Right Forbearance Agreement, dated as of February 17, 2010, by and between Williams Partners L.P. and Williams Partners GP LLC.

10.1	Conveyance, Contribution and Assumption Agreement, dated as of February 17, 2010, by and among Williams Energy Services, LLC, Williams Gas Pipeline Company, LLC, WGP Gulfstream Pipeline Company, L.L.C., Williams Partners GP LLC, Williams Partners L.P., and Williams Partners Operating LLC.

10.2	Omnibus Agreement, dated as of February 17, 2010, by and between The Williams Companies, Inc. and Williams Partners L.P.

10.3	Administrative Services Agreement, dated as of February 17, 2010, by and between Transco Pipeline Services LLC and Transcontinental Gas Pipe Line Company, LLC.

10.4	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Wamsutter LLC Agreement, dated as of February 17, 2010, by and between Williams Field Services Company, LLC and Williams Partners Operating LLC.

10.5	Credit Agreement, dated as of February 17, 2010, by and among Williams Partners L.P., Northwest Pipeline GP, Transcontinental Gas Pipe Line Company, LLC, and Citibank N.A., as Administrative Agent.

99.1	Press Release, dated February 17, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.
By:	Williams Partners GP LLC,
its General Partner

By:	/s/ La Fleur C. Browne
La Fleur C. Browne
Corporate Secretary

DATED: February 22, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 6 to Amended and Restated Agreement of Limited Partnership of Williams Partners L.P., dated as of February 17, 2010 by Williams Partners GP LLC.

4.1	Limited Call Right Forbearance Agreement, dated as of February 17, 2010, by and between Williams Partners L.P. and Williams Partners GP LLC.

10.1	Conveyance, Contribution and Assumption Agreement, dated as of February 17, 2010, by and among Williams Energy Services, LLC, Williams Gas Pipeline Company, LLC, WGP Gulfstream Pipeline Company, L.L.C., Williams Partners GP LLC, Williams Partners L.P., and Williams Partners Operating LLC.

10.2	Omnibus Agreement, dated as of February 17, 2010, by and between The Williams Companies, Inc. and Williams Partners L.P.

10.3	Administrative Services Agreement, dated as of February 17, 2010, by and between Transco Pipeline Services LLC and Transcontinental Gas Pipe Line Company, LLC.

10.4	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Wamsutter LLC Agreement, dated as of February 17, 2010, by and between Williams Field Services Company, LLC and Williams Partners Operating LLC.

10.5	Credit Agreement, dated as of February 17, 2010, by and among Williams Partners L.P., Northwest Pipeline GP, Transcontinental Gas Pipe Line Company, LLC, and Citibank N.A., as Administrative Agent.

99.1	Press Release, dated February 17, 2010.